ARTICLES OF INCORPORATION
                            OF CHERNE TEST BALL, INC.

         We, the undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 301, Minnesota Statutes, known as the Minnesota Business Corporation Act, and laws amendatory thereof and supplementary thereto, do hereby associate ourselves as a body corporate and adopt the following Articles of Incorporation:

                                    ARTICLE I

         The name of this corporation is CHERNE TEST BALL, INC.

         Its purposes are to engage in the business of the manufacture and sale of testing equipment and the doing of all things necessary or expedient to perform the general purpose or carry ut the general nature of said business.

         To guarantee, purchase or otherwise acquire, and to sell, assign, transfer, mortgage, pledge or otherwise dispose of the capital stock, bonds or other evidence of indebtness granted or issued to this or other incorporation, partnerships, associations, or individuals and while the owner of such stock, to exercise all of the rights and privileges of ownership, including the right to vote thereon to the same extent as a natural person might or could do;

         To acquire and pay for in cash, stocks, or bonds of this corporation or otherwise, the good will, rights, assets and property and to undertake or assume the whole or any part of the obligations or the liabilities of any person, firm, association or corporation;

         To enter into, make and perform and carry out contracts of every kind for any lawful purpose without limit as to amount with any person, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, trade acceptance, bonds, debentures and other negotiable or transferable instruments, and to secure the same by mortgage, pledge, deed of trust or otherwise and in general to carry on any other business in connection with the foregoing and to have and exercise all the powers conferred by the laws of Minnesota upon corporations formed under the laws of said state;

         To have its offices, conduct its business, promote its objects and carry on all of its operations within or without the State of Minnesota and without restrictions as to place or amount;

         To do any or all the things herein set forth to the same extent as natural persons might or could do in any part of the world as principal, agent, contractor, trustee or otherwise, alone or in company with others.

                                   ARTICLE III

         The period of duration of this corporation shall be perpetual.

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                                   ARTICLE IV

         The location and post office address of the registered office of this corporation in Minnesota is 1120 North Oakvale Road, Hopkins, Minnesota.

                                    ARTICLE V

         The total authorized number of shares without par value is Twenty Five Hundred (2,500) shares.

                                   ARTICLE VI

There shall be but one class of shares, which shall be known as common shares and which shall have equal voting rights.

                                   ARTICLE VII

         Business shall be One Thousand and no/100 dollars ($1,000.00).

                                  ARTICLE VIII

         The names, post office addresses and terms of office of the first Directors shall be as follows:

          Lloyd G. Cherne           11203 North Oakvale Road, Hopkins, Minn.

          Joan A. Cherne            11203 North Oakvale Road, Hopkins, Minn.

          Charles E. Anderson       4713 West 40 Lane, Mpls., Minnesota

         The first Directors shall hold their respective offices until the first annual meeting or until their successors are elected to vote, and the Directors thereafter so elected shall hold office for a term on one year.

                                   ARTICLE IX

         The name and post office address of each of the incorporators of this corporation is as follows:

          Lloyd G. Cherne           11203 North Oakvale Road, Hopkins, Minn.

          Joan A. Cherne            11203 North Oakvale Road, Hopkins, Minn.

          Charles E. Anderson       4713 West 40 Lane, Mpls., Minnesota

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                                    ARTICLE X

The officers of this corporation shall be a President, a Vice President, a Secretary and a Treasurer. Any two offices, except that of President and Secretary, may be held by one person, and no officer, save the President need be a Director.

          Lloyd G. Cherne                    President

          Charles E. Anderson                Vice-President

          Joan A. Cherne                     Secretary-Treasurer

By-laws; provided, however, that the Board shall not make or alter any By-laws fixing their number, qualifications, classifications or term of office.

         IN TESTIMONY WHEREOF, the undersigned have hereunto set their names and affixed their seal this 4th day of April, 1960

WITNESSED:

                                     /s/ Lloyd G. Cherne
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                                     /s/ Joan A. Cherne
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                                     /s/ Charles E. Anderson
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STATE OF MINNESOTA                  )
                                    ) ss.
COUNTY OF HENNEPIN                  )

         On this 4th day of April, 1960, before me, a Notary Public in and for said County, personally appeared Lloyd Cherne, Joan A. Cherne, and Charles E. Anderson, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

                                      /s/ Shirley Thompson

                                      -----------------------------------
                                      Notary Public, Hennepin Col., Minn
                                      My commission expires 6/19/1966